UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

COHEN & COMPANY INC.

(Formerly Alesco Financial Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 25, 2010, Cohen & Company Inc. posted a presentation in the investor relations section of its website at www.cohenandcompany.com/investorrelations.

The presentation is furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By furnishing the presentation, the registrant makes no admission as to the materiality of the information included in the presentation. The registrant undertakes no duty or obligation to publicly update or to revise the information included in the presentation, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through news releases or through other public disclosure.

Item 8.01	Other Events

Cohen & Company Inc.’s Computation of the Ratio of Earnings to Fixed Charges for the fiscal years ended December 31, 2005, December 31, 2006, December 31, 2007, December 31, 2008 and December 31, 2009 and the three months ended March 31, 2010 is attached hereto as Exhibit 12.1 and is incorporated by reference into this Current Report on Form 8-K and Cohen & Company Inc.’s effective Registration Statement on Form S-3 (File No. 333-166385) filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

12.1	Computation of Ratios.

99.1	Presentation Posted to Cohen & Company Inc. Website on May 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

COHEN & COMPANY INC.

Date: May 25, 2010	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President,
Chief Financial Officer and Treasurer

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